UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)       May 9, 2007
REGENT COMMUNICATIONS, INC.
(REGENT COMMUNICATIONS, INC. 401(K) PROFIT SHARING PLAN)

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15392	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant
     Effective May 9, 2007, Regent Communications, Inc. (“Regent” or the “Company”) as Plan Administrator for The Regent Communications, Inc. 401(k) Profit Sharing Plan (the “Plan”) dismissed Joseph Decosimo and Company LLC (“Decosimo”) as the Plan’s independent registered public accounting firm. The audit committee of Regent has approved the engagement of Deloitte & Touche LLP to audit the Plan. The reports of Decosimo regarding the Plan’s financial statements as of and for the years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion or any qualification or modification as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2005 and 2004 and through May 9, 2007, there have been no disagreements with Decosimo on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Decosimo, would have caused it to make reference to the matter in its reports on the Plan’s 2005 and 2004 financial statements. During the years ended December 31, 2005 and 2004 and through May 9, 2007, there have been no reportable events (as defined in Regulation S-K Item 304(a)(I)(v)). Decosimo has been provided with a copy of the foregoing statements. Attached as Exhibit 16 is a copy of Decosimo’s letter dated May 14, 2007 stating its agreement with such statements.
     On May 9, 2007, the Plan engaged Deloitte & Touche LLP as its independent registered public accounting firm to audit the Plan’s financial statements for the year ended December 31, 2006. During the years ended December 31, 2005 and 2004 and through the date of engagement of Deloitte & Touche LLP, the Plan did not consult with Deloitte & Touche LLP on any accounting or auditing matter.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit	Description

16	Letter from Joseph Decosimo and Company LLC to the Securities and Exchange Commission dated May 14, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2007	REGENT COMMUNICATIONS, INC.

	By:	/s/ ANTHONY A. VASCONCELLOS

Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer, Regent Communications, Inc.

	By:	/s/ GINGER A. SCHERBARTH

Ginger A. Scherbarth, Plan Administrator, Regent Communications, Inc. 401(k) Profit Sharing Plan

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